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Exhibit 23.1


                 Consent of PriceWaterhouse Coopers, LLP

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-77575 ) of Vista Information Solutions, Inc. and the Registration Statement on Form S-8 (No. 333-96411) of Vista Information Solutions, Inc. of our report dated July 28, 1999 relating to the financial statements of Data Management Services Business of Moore Corporation Limited, which appears in the Form 8-K/A of Vista Information Solutions, Inc. dated February 14, 2000